UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 28, 2014

Commission File Number	Registrant; State of Incorporation; Address; and Telephone Number	IRS Employer Identification Number

1-13739	UNS ENERGY CORPORATION	86-0786732
(An Arizona Corporation) 88 E. Broadway Boulevard Tucson, AZ 85701 (520) 571-4000

1-5924	TUCSON ELECTRIC POWER COMPANY	86-0062700
(An Arizona Corporation) 88 E. Broadway Boulevard Tucson, AZ 85701 (520) 571-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.
As previously reported, on January 10, 2014, UNS Energy Corporation (UNS Energy) filed an application with the Arizona Corporation Commission (ACC) requesting that the ACC approve a proposed merger (Merger) in which UNS Energy would become an indirect wholly-owned subsidiary of Fortis, Inc. (Fortis), a corporation existing under the Corporations Act of Newfoundland and Labrador.

The Merger is subject to: the approval of UNS Energy's shareholders and regulators, including the ACC and the Federal Energy Regulatory Commission; the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; review of the Merger by the Committee on Foreign Investment in the United States; and the satisfaction of other customary closing conditions.

On January 24, 2014, UNS Energy and Fortis filed direct testimony with the ACC in support of the Merger application.

On January 28, 2014, the ACC administrative law judge (ALJ) assigned to this matter issued a procedural order adopting the following schedule:

ACC Staff / Intervenor testimony	April 22, 2014
Settlement discussions begin	April 28, 2014
Settlement agreement filed	May 12, 2014
Testimony in support/opposition to settlement agreement	May 30, 2014
Settlement agreement responsive testimony	June 13, 2014
UNS Energy and Fortis rebuttal testimony (if no settlement)	May 7, 2014
ACC Staff / Intervenor surrebuttal testimony (if no settlement)	May 30, 2014
UNS Energy and Fortis rejoinder testimony (if no settlement)	June 13, 2014
ALJ hearing commences	June 16, 2014

The testimony of UNS Energy and Fortis, the procedural schedule and other related documents can be found through a link at http://www.uns.com/acquisition/.

UNS Energy and Tucson Electric Power Company (TEP) are providing the address of UNS Energy’s website solely for the information of investors and do not intend the address to be an active link. Information contained at UNS Energy’s website is not part of, and not incorporated by reference into, any report filed with the Securities and Exchange Commission (SEC) by UNS Energy or TEP.

Participants in Solicitation
This communication is not a solicitation of a proxy from any security holder of UNS Energy. However, UNS Energy, Fortis and certain of their respective directors and executive officers, under SEC rules, may be deemed to be participants in the solicitation of proxies from shareholders of UNS Energy in connection with the proposed acquisition. Information about UNS Energy’s directors and executive officers may be found in its 2012 Annual Report on Form 10-K filed with the SEC on February 27, 2013, and definitive proxy statement relating to its 2013 Annual Meeting of Stockholders filed with the SEC on March 21, 2013. Information about Fortis’ directors and executive officers may be found in its Management Information Circular available on its website at www.fortisinc.com. Additional information regarding the interests of such potential participants in the solicitation of proxies in connection with the merger is included in the proxy statement and other relevant materials filed with the SEC.

Additional Information
In connection with the proposed acquisition, UNS Energy has filed a proxy statement with the SEC. Investors and security holders of UNS Energy are urged to read the proxy statement and other relevant materials filed with the SEC because it contains important information about the proposed acquisition and related matters. UNS Energy anticipates mailing the final proxy statement to UNS Energy stockholders in the first or second quarter of 2014. Investors and stockholders may obtain a free copy of the proxy statement, and other documents filed by UNS Energy, at the SEC's website, www.sec.gov. These documents can also be obtained by investors and stockholders free of charge from UNS Energy by directing a request to Library and Resource Center, UNS Energy Corporation, 88 E. Broadway Boulevard, Mail Stop HQW302, Tucson, Arizona 85701.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 3, 2014	UNS ENERGY CORPORATION ____________________________ (Registrant) /s/ Kevin P. Larson
Kevin P. Larson Senior Vice President and Chief Financial Officer
Date: February 3, 2014	TUCSON ELECTRIC POWER COMPANY ___________________________ (Registrant) /s/ Kevin P. Larson
Kevin P. Larson Senior Vice President and Chief Financial Officer